As filed with the Securities and Exchange Commission on May 6, 1997
                                           Registration No. ____________
   _____________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               __________________

                          Pre-Effective Amendment No. 1

           133 HOTEL CONDOMINIUM UNITS TO BE BUILT IN TWO PHASES WITH
               MANDATORY (IF THE UNIT IS TO BE RENTED) RENTAL POOL
                                     AT THE
                            WILDERNESS HOTEL & RESORT

                       Wilderness Development Corporation
         (Exact name of registrant as specified in governing instrument)

                               511 E. Adams Street
                           Wisconsin Dells, WI  53965
                                 (608) 253-9729
                    (Address of principal executive offices)

                                 Thomas J. Lucke
                               511 E. Adams Street
                           Wisconsin Dells, WI  53965
                     (Name and address of agent for service)

                                    Copy to:
                            Timothy C. Sweeney, Esq.
                            Patrick S. Sweeney, Esq.
                             Sweeney & Sweeney, S.C.
                          440 Science Drive, 4th Floor
                               Madison, WI  53711
                                 (608) 238-4444
                             _______________________
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

   PHASE I


    Title of
    Each Class                  Proposed
    of                          Average       Proposed
    Securities     Amount Of    Offering      Maximum         Amount of
    Being          Units Being  Price         Aggregate       Registration
    Registered     Registered   Per Unit*     Offering Price  Fee

    Hotel          61           138,999.00    8,478,900.00    $2,543.70
    Condominium
    Units


                                    PHASE II

    Title of
    Each Class                  Proposed       Proposed
    of                          Average        Maximum
    Securities     Amount Of    Offering       Aggregate      Amount of
    Being          Units Being  Price          Offering       Registration
    Registered     Registered   Per Unit*      Price          Fee

    Hotel          72           145,956.00     10,508,800.00  $3,152.61
    Condominium
    Units


                              TOTAL COMBINED PHASES


    Title of Each                Proposed      Proposed       Amount of
    Class           Amount Of    Average       Maximum        Registration
    of Securities   Units Being  Offering      Aggregate      Fee
    Being           Registered   Price         Offering
    Registered                   Per Unit*     Price

    Hotel           133          142,764.66    18,987,700.00  $5,696.31
    Condominium
    Units

   * These prices represent an arithmetic average of the maximum Offering price for each type of Unit offered; i.e., Units range in price from $114,900.00 to $207,900.00 (see breakdown of Unit prices pages 20 and 21).
                           __________________________

                               INDEX TO EXHIBITS

                                       TO

                             REGISTRATION STATEMENT

                      OF WILDERNESS DEVELOPMENT CORPORATION

                                                               Page Number In
                                                                 Sequentially
                                                                     Numbered
   Exhibit Title                                                     Document

   The Security

   4-A  Draft Wilderness Hotel Condominium Construction
        and Sales Agreement  . . . . . . . . . . . . . . . . . . . . . . . .
   4-B  Rental Pooling and Agency Agreement  . . . . . . . . . . . . . . . .
   4-C  Preliminary Price List   . . . . . . . . . . . . . . . . . . . . . .

   The Condominium Documents

   10-A Draft Condominium Declaration for Wilderness
        Hotel Condominium Association, Inc.  . . . . . . . . . . . . . . . .
   10-B Draft Articles of Incorporation of Wilderness
        Hotel Condominium Association, Inc.  . . . . . . . . . . . . . . . .
   10-C Draft Bylaws of Wilderness Hotel Condominium
        Association, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .

   The Registrant

   3-A  Articles of Incorporation of Wilderness
        Development Corporation  . . . . . . . . . . . . . . . . . . . . . .
   3-B  Bylaws of Wilderness Development Corporation . . . . . . . . . . . .
   3-C  Organizational Consent of Directors  . . . . . . . . . . . . . . . .

   Material Contracts and Agreements

   10-D Draft Management and Use Agreement between the
        Association and Wilderness Hotel & Resort, Inc.  . . . . . . . . . .
   10-E Use and Access Agreement between Owners,
        Registrant, Wilderness Resort & Hotel, Inc.,
        Wild Golf, Inc. and Tom and Terri Lucke .  . . . . . . . . . . . . .

   Opinions

   8 Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   Sales Materials

   17 Unit Description . . . . . . . . . . . . . . . . . . . . . . . . . . .

   18 Economic Model and Information . . . . . . . . . . . . . . . . . . . .

                        WILDERNESS DEVELOPMENT CORPORATION
                        (A Development Stage Corporation)

                           Wisconsin Dells, Wisconsin

                               FINANCIAL STATEMENT

                                February 28, 1997

                                TABLE OF CONTENTS

                                                               PAGE

   INDEPENDENT AUDITOR'S REPORT  . . . . . . . . . . . . . . .  1

   FINANCIAL STATEMENT

     Balance Sheet . . . . . . . . . . . . . . . . . . . . . .  2
     Summary of Significant Accounting Policies  . . . . . . .  3
     Notes to Financial Statement  . . . . . . . . . . . . . .  4

   Clifton Gunderson L.L.C.
   Certified Public Accounting & Consultants


                          Independent Auditor's Report

   The Stockholders
   Wilderness Development Corporation
      (A Development Stage Corporation)
   Wisconsin Dells, Wisconsin

   We have audited the accompanying balance sheet of Wilderness Development Corporation, as of February 28, 1997. This financial statement is the responsibility of the corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Wilderness Development Corporation as of February 28, 1997, in conformity with generally accepted accounting principles.

   CLIFTON GUNDERSON L.L.C.


   Madison, Wisconsin
   March 11, 1997

                    WILDERNESS DEVELOPMENT CORPORATION
                     (A Development Stage Corporation)
                               BALANCE SHEET
                             February 28, 1997


                    ASSETS


    Cash                                                         $874

    Development costs in process - design and
     feasibility                                              108,826

    Development costs in process -
     offering costs                                           116,450
    Organization costs, less accumulated
     amorization of $333                                        3,667
                                                             --------
    TOTAL ASSETS                                             $229,817
                                                             ========


     LIABILITIES AND STOCKHOLDERS' EQUITY



    LIABILITIES
        Notes payable                                        $212,744

        Accounts payable                                       30,357

        Accrued interest                                        8,037
                                                             --------

               Total liabilities                              251,138
                                                             --------

    STOCKHOLDERS' EQUITY
        Common stock, 9,000 shares of $.10 par value
         authorized; 562.50 shares issued and
         outstanding                                               56

        Additional paid-in capital                                507

        Deficit accumulated during the
         development stage                                    (21,884)
                                                             --------

               Total stockholders' equity                     (21,321)
                                                             --------
    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY                                                  $229,817
                                                             ========


     These financial statements should be read only in connection with the summary of significant accounting policies and notes to financial statement.

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A Development Stage Corporation)
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                February 28, 1997


   Wilderness Development Corporation (A Wisconsin Corporation), was formed in July, 1996. The corporation is developing condominiums in Wisconsin Dells, WI. Significant accounting policies followed by the corporation are presented below:

   USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the
   financial statements.   Actual amounts could differ from those estimates.

   ORGANIZATION COSTS

   Costs incurred in organizing the corporation are amortized over five years.

   INCOME TAXES

   The corporation has elected S corporation status under the provisions of the tax code for both federal and state income taxation. As a result, the taxable income and income tax credits are passed through to its stockholders.


       This information is an integral part of the accompanying financial statement.

                       WILDERNESS DEVELOPMENT CORPORATION
                        (A Development Stage Corporation)
                          NOTES TO FINANCIAL STATEMENT
                                February 28, 1997


   NOTE 1 - DEVELOPMENT STAGE OPERATIONS

   The corporation was formed July 25, 1996. Operations since that time have consisted primarily of preparing documents for a security offering, obtaining financing, land surveying, and architectural designing.

   NOTE 2 - NOTE PAYABLE

   The note is payable September 15, 1997 and bears interest at 9.75%. The maximum credit available is $400,000. The note is secured by real estate of a related entity.


       This information is an integral part of the accompanying financial statement.

                         WILDERNESS HOTEL & RESORT, INC.

                           Wisconsin Dells, Wisconsin

                              FINANCIAL STATEMENTS

                                December 31, 1996

                           TABLE OF CONTENTS

                                                               PAGE

   ACCOUNTANT'S REPORT . . . . . . . . . . . . . . . . . . . .  1

   FINANCIAL STATEMENTS (Unaudited)

     Balance Sheet . . . . . . . . . . . . . . . . . . . . . .  2
     Statement of Income . . . . . . . . . . . . . . . . . . .  3
     Statement of Stockholders' Equity . . . . . . . . . . . .  4
     Statement of Cash Flows . . . . . . . . . . . . . . . . .  5
     Summary of Significant Accounting Policies  . . . . . . .  7
     Notes to Financial Statements . . . . . . . . . . . . . .  9

   SUPPLEMENTAL INFORMATION (Unaudited)  . . . . . . . . . . . 13
     Direct Costs  . . . . . . . . . . . . . . . . . . . . . . 14
     Operating Expenses  . . . . . . . . . . . . . . . . . . . 15

   Clifton Gunderson L.L.C.
   Certified Public Accountants & Consultants


                               Accountant's Report

   The Stockholders and
     Board of Directors
   Wilderness Hotel & Resort, Inc.
   Wisconsin Dells, Wisconsin

   We have compiled the accompanying unaudited balance sheet of Wilderness Hotel & Resort, Inc., as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flow for the year then ended in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

   A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

   The supplemental information accompanying the financial statements is presented only for additional analysis purposes. We have not audited or reviewed the accompanying supplemental information and, accordingly, do not express an opinion or any other form of assurance on such information.


   CLIFTON GUNDERSON L.L.C.

   Madison, Wisconsin
   April 22, 1997

              WILDERNESS HOTEL & RESORT, INC.
                       BALANCE SHEET

                     December 31, 1996

                        (Unaudited)

                           ASSETS




    CURRENT ASSETS
        Cash                                                $143,906
        Accounts receivable                                    7,296
        Prepaid expenses                                      23,835
        Inventory                                             20,539
                                                           ---------
              Total current assets                           195,576
                                                           ---------
    PROPERTY AND EQUIPMENT

        Land                                                   9,380
        Land improvements                                    440,336
        Buildings                                          5,521,229
        Equipment and furnishings                          1,139,368
        Vehicles                                              25,894
        Construction in process                               39,200
                                                           ---------
              Total, at cost                               7,175,407


        Less accumulated depreciation                       (657,658)
                                                           ---------
              Net property and equipment                   6,517,749
                                                           ---------

    OTHER ASSETS
        Due from related parties                           2,079,950

        Loan costs, less amortization of $26,801              41,453

        Goodwill, less accumulated amortization of
           $13,333                                            86,667
        Organization costs, less accumulated
           amortization of $4,368                              6,552
                                                           ---------
              Total other assets                           2,214,622


    TOTAL ASSETS                                          $8,927,947
                                                           =========

            LIABILITIES AND STOCKHOLDERS' EQUITY


    CURRENT LIABILITIES

         Current portion of long-term debt                $6,166,944
         Accounts payable                                     44,013
         Due to related party                                 60,000
         Room deposits                                       113,875
         Special assessments                                   6,454
         Accrued expenses                                          0
           Wages and related taxes                            14,573
           Sales and room taxes                               21,847
           Property taxes                                    105,227
           Interest                                          189,132
                                                           ---------
             Total current liabilities                     6,722,065

    LONG-TERM DEBT less
         current maturities                                  936,473
                                                           ---------
             Total liabilities                             7,658,538
                                                           ---------
    STOCKHOLDERS' EQUITY

         Common stock, 9,000 shares of $.10 par value
             authorized; 1,076.93 shares issued and
             outstanding                                         108
         Less notes receivable for the purchase of
             common stock                                 (2,038,840)
         Additional paid-in capital                        3,549,892
         Retained earnings (deficit)                        (241,751)
                                                           ---------
             Total stockholders' equity                    1,269,409
                                                           ---------

    TOTAL LIABILITIES AND
         STOCKHOLDERS' EQUITY                             $8,927,947
                                                           =========


    These financial statements should be read only in connection with the accompanying accountant's report, summary of significant accounting policies, and notes to financial statements.

                     WILDERNESS HOTEL & RESORT, INC.
                           STATEMENT OF INCOME
                      Year Ended December 31, 1996
                               (Unaudited)

    REVENUE

        Room                                             $2,657,592
        Telephone                                            16,362
        Gift shop sales                                     117,705
        Retreat sales                                        73,709
        Pool bar sales                                       93,454
        Vending sales                                        41,127
        Miscellaneous                                        11,173
                                                          ---------
                Total revenue                             3,011,122

    DIRECT COSTS                                          1,075,050
                                                          ---------
                Gross profit                              1,936,072

    OPERATING EXPENSES                                    1,348,093
                                                          ---------
                Income from operations                      587,979

    OTHER INCOME (EXPENSE)

        Interest income                                      91,514
        Interest expense                                   (672,445)
        Other income                                          3,300
        Gain on sale of property and equipment               20,538
                                                          ---------
    NET INCOME                                              $30,886
                                                          =========


      These financial statements should be read only in connection with the accompanying accountant's report, summary of
         significant accounting policies, and notes to financial
                               statements.

                                                  WILDERNESS HOTEL & RESORT, INC.
                                                 STATEMENT OF STOCKHOLDERS' EQUITY
                                                    Year Ended December 31, 1996
                                                            (Unaudited)
                                                              Notes Receivable
                                         Number                    for the                           Retained
                                           of        Common      Purchase of        Paid-In          Earnings
                                        Shares        Stock     Common Stock        Capital          (Deficit)        Total

    BALANCE, JANUARY 1, 1996             1,000.00       $100      ($2,202,020)      $3,399,900          $67,363     $1,265,343

        Sale of common stock                76.93          8                0          149,992                0        150,000

        Reduction in subscription
         note receivable                        0          0          163,180                0                0        163,180

        Net income                              0          0                0                0           30,886         30,886

        Dividends                               0          0                0                0         (340,000)      (340,000)
                                        ---------     ------      -----------       ----------        ---------     ----------

    BALANCE, DECEMBER 31, 1996           1,076.93       $108      ($2,038,840)      $3,549,892        ($241,751)    $1,269,409
                                        =========     ======      ===========       ==========        =========     ==========

    These financial statements should be read only in connection with the accompanying accountant's report, summary of significant accounting policies, and notes to financial statements.

                WILDERNESS HOTEL & RESORT, INC.
                    STATEMENT OF CASH FLOWS

                 Year Ended December 31, 1996


                          (Unaudited)



    CASH FLOWS FROM OPERATING ACTIVITIES

        Cash received from customers                          $3,080,195
        Cash paid to suppliers and employees                  (1,795,920)
        Interest paid                                           (483,314)
        Interest received                                         91,514
                                                                --------
              Net cash provided by operating activities          892,475
                                                               ---------

    CASH FLOWS FROM INVESTING ACTIVITIES

        Acquisition of property and equipment                 (2,812,562)
                                                               ---------
              Net cash used in investing activities           (2,812,562)
                                                               ---------

    CASH FLOWS FROM FINANCING ACTIVITIES
        Loan proceeds                                          2,685,000
        Loan costs                                               (32,493)
        Dividends paid                                          (340,000)
        Debt repayments                                         (636,317)
        Proceeds of related party receivables                    210,500
        Proceeds from sale of common stock                       150,000
                                                               ---------
              Net cash provided by financing activities        2,036,690
                                                               ---------
    NET INCREASE IN CASH                                         116,603

    CASH, BEGINNING OF YEAR                                       27,303
                                                                --------
    CASH, END OF YEAR                                           $143,906
                                                                ========

    NONCASH INVESTING AND FINANCING ACTIVITIES
        The corporation transferred $2,338,062 in assets and $316,600 in liabilities to a related corporation in exchange for a note receivable of $2,042,000.

        The corporation combined $4,015,000 of an existing mortgage into the new $6.3 million mortgage.

        Payments of $163,180 on the stock subscription receivable were applied as direct reductions to the note payable to Dellview Resorts, Inc.


                          (Continued)

                     WILDERNESS HOTEL & RESORT, INC.
                         STATEMENT OF CASH FLOWS

                       Year Ended December 31, 1996

                                 (Unaudited)


       RECONCILIATION OF NET INCOME TO NET CASH
       PROVIDED BY OPERATING ACTIVITIES

       Net income                                                $30,886

       Adjustment to reconcile net income to
                   net cash provided by operating activities:
                   Depreciation                                  456,151
               Amortization                                       29,791
               Gain on sale of property                          (20,538)
               Net operating changes in:
                      Accounts receivable                         (4,122)
                      Prepaid expenses                            (9,825)
                      Accounts payable                            50,133
                      Accrued expenses                           297,430
                      Inventory                                   (6,049)
                      Room deposits held                          69,895
                      Special assessments                         (1,277)


       NET CASH PROVIDED BY OPERATING
       ACTIVITES                                                $892,475
                                                                ========


       These financial statements should be read only in connection with the accompanying accountant's report, summary of significant accounting policies, and notes to financial statements.

                         WILDERNESS HOTEL & RESORT, INC.
                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                December 31, 1996

                                   (Unaudited)


   Wilderness Hotel & Resort, Inc. (a Wisconsin Corporation), was formed in November, 1994. The corporation owns and manages a hotel operation in Wisconsin Dells. Since the whole operation is one property, this represents a concentration of risk. Significant accounting policies followed by the corporation are presented below:

   USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The corporation considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required.

   INVENTORY

   Inventory consists of resale items available for purchase by guests. The inventory is reported at cost using the first in-first out method.

   PROPERTY, DEPRECIATION, MAINTENANCE AND REPAIRS

   Property and equipment are carried at cost. Depreciation is calculated based on the estimated useful lives of the various assets in amounts sufficient to relate the costs to the accounting periods benefited. The property and equipment items are depreciated using accelerated methods.

   Major additions, improvements and interest during construction periods are charged to the property accounts while maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. When property is retired or otherwise disposed, the asset and related accumulated depreciation is removed from the accounts. Any recognized gain or loss is included in income.

   LOAN COSTS

   Costs incurred in obtaining financing are amortized over the term of the loan.

   GOODWILL

   Goodwill, representing the excess of the cost over the fair market value of the Dellview property at the date of acquisition, is amortized over a period of 15 years.

   INCORPORATION COSTS

   The corporation incurred legal and accounting fees in its organization and formation. These costs are amortized over a period of five years.

   INCOME TAXES

   The corporation has elected S corporation status under the provisions of the tax code for both federal and state income taxation. As a result, the taxable income and income tax credits are passed through to its stockholders.


               This information should be read only in connection
                   with the accompanying accountant's report.

                         WILDERNESS HOTEL & RESORT, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1996

                                   (Unaudited)



   NOTE 1 - PROPERTY AND EQUIPMENT

   The estimated lives of property and equipment used for calculating depreciation are as follows:

                                                                Life in Years

   Buildings                                                           39
   Equipment and furnishings                                          5-7
   Land improvements                                                   15

   NOTE 2 - LONG-TERM DEBT

   Mortgage note payable to Bank of Wisconsin Dells with the
   interest rate locked for two years at 9.75%.  Thereafter,
   the rate is locked for one year periods at 112.5 basis
   points over New York prime.  The payment terms are as
   follows:  a total annual payment of $823,280 consisting
   of $225,000 and $275,000 of interest only due July 15 and
   August 15, respectively and a principal and interest
   payment of $323,280 due September 15.  The loan is
   renewable on an annual basis.  The mortgage is secured by
   all corporate property and equipment, assignment of lease
   proceeds and rents, personal guaranty of the
   stockholders, irrevocable unlimited guaranty from a
   related entity, and a life insurance policy on a major
   stockholder.  The corporation is in violation of loan
   covenants at December 31, 1996.
                                                                   $6,100,000

   Variable rate (10% at December 31, 1996) note payable
   to Atlantis Hotel, Inc. (a related party), principal
   is payable in $30,000 annual installments from 1997 to
   1999, with any unpaid balance due September 10, 2000.
   Interest payments are due quarterly.   The note is
   secured by all corporate property and equipment.
                                                                      270,000

   9.5.% note payable to GMAC, principal and interest are
   payable monthly.  The note is secured by a corporate
   vehicle.                                                            14,577

   6% promissory notes payable to Dellview Resorts, Inc.
   due December 31, 2004, secured by the personal guaranty
   of the stockholders.                                               688,840


   9.625%, $520,000 note payable to Bank of Wisconsin Dells, principal of $52,000 and interest is payable annually on September 10, with any unpaid balance due September 10, 2001. The note is secured by corporate real estate. As of December 31, 1996, no money has been drawn on the note.

   Unsecured promissory note payable to stockholder.               $   30,000
                                                                    ---------

   Total notes payable                                              7,103,417
   Less:  Current maturities                                        6,166,944
                                                                    ---------
   Long-term debt                                                  $  936,473
                                                                    =========


   The following is a schedule by years of principal payments required under the existing long-term debt.

   Years ending December 31, 1997                     $   6,166,944
                 1998                                        37,633
                 1999                                        30,000
                 2000                                       180,000
                 2001                                             -
                 After                                      688,840
                                                         ----------
   Long-term debt                                     $   7,103,417
                                                         ==========


   The corporation's mortgage note with the Bank of Wisconsin Dells contains various restrictive covenants including provision for insurance coverage, indebtedness, capital investment, owner draws, and debt coverage.


   NOTE 3 - RELATED PARTY TRANSACTIONS

   Land Lease

   The corporation leases land from a major stockholder. The lease requires semi-annual payments of $39,000 due on June 30 and November 30. The lease has an initial 9 year term expiring on November 30, 2003 with ten 9 year renewal options.

   Office Management and Consulting Services

   The corporation pays Lucke Management, Inc. a fee for office and administrative services. A stockholder of the corporation is the sole owner of Lucke Management, Inc. The amount paid in 1996 for these services was $33,000.

   Due to Related Party

   The corporation also entered into an agreement with Lucke Management, Inc. to manage the operation for a one time fee of $100,000. The amount paid in 1996 for these services was $40,000, with an additional amount due of $60,000.

   Notes Payable

   The corporation owes $30,000 to a major shareholder at December 31, 1996. The corporation owes $270,000 to Atlantis Hotel, Inc. (controlled by a major shareholder) as of December 31, 1996.

   Due from Related Parties

   The amounts due the corporation from related parties at December 31, 1996 are as follows:

   Wilbar, Inc.                                                 $     202,050
   Wild Golf, Inc.                                                  1,876,900
   Wilderness Development Corporation                                     437
   Shareholders                                                           563
                                                                    ---------

                                                                $   2,079,950
                                                                    =========


   NOTE 4 - NOTES RECEIVABLE FOR THE PURCHASE OF COMMON STOCK

   There are two notes receivable with the following terms:

   A note receivable for the purchase of common stock bears
   interest at 6%, is collateralized by 440 shares of the
   corporation's common stock, and is due November 30, 1999.    $   1,350,000

   A note receivable for the purchase of common stock bears
   interest at 6%, collateralized by 225 shares of the
   corporation's common stock, with 10% principal payments
   annually and any unpaid balance due December 31, 2004.             688,840
                                                                    ---------
                                                                $   2,038,840
                                                                    =========

   NOTE 5 - CAPITALIZED INTEREST

   The total interest cost for 1996 is $708,328, of which $35,883 has been capitalized as part of building costs. It represents the amount of interest paid during the construction of an addition to the hotel.



               This information should be read only in connection
                   with the accompanying accountant's report.

                           SUPPLEMENTAL INFORMATION



             WILDERNESS HOTEL & RESORT, INC.
                      DIRECT COSTS

              Year Ended December 31, 1996


                       (Unaudited)



    Cost of resale items                                    $142,022
    Laundry service                                           43,585
    Housekeeping supplies                                     26,932
    Telephone                                                 36,230
    Licenses and permits                                       1,500
    Vending costs                                              1,745
    Video/TV expense                                           2,460
    Salaries/wages                                           542,766
    Payroll taxes                                             65,026
    Uniforms                                                   4,094
    Advertising                                              130,650
    Postage                                                   11,676
    Charge card discounts                                     66,364
                                                           ---------
                                                          $1,075,050
                                                           =========



               This information should be read only in connection
                   with the accompanying accountant's report.

              WILDERNESS HOTEL & RESORT, INC.

                    OPERATING EXPENSES
               Year Ended December 31, 1996

                        (Unaudited)


    Salaries                                                $37,420
    Payroll taxes                                             3,233
    Office expense                                           27,032
    Office management                                        33,000
    Land rent                                                78,000
    Insurance                                                50,609
    Professional fees                                        17,073
    Entertainment                                             7,231
    Bank service charges                                         39
    Utilities                                               132,824
    Property taxes                                          148,477
    Repairs and maintenance                                  66,574
    Travel                                                   10,701
    Vehicle expense                                           3,431
    Supplies                                                133,004
    Amortization                                             29,791
    Depreciation                                            456,151
    Wisconsin surcharge                                         466
    Garbage removal                                           5,471
    Consulting fees                                         100,000
    Lease payments                                            7,480
    Penalties                                                    86
                                                          ---------
                                                         $1,348,093
                                                          =========


    This information should be read only in connection with the accompanying accountant's report.

   <PAGE